UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2015

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0158

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan

On June 18, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Ocera Therapeutics, Inc. (the “Company”) approved the Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (the “Amended Plan”).

The maximum number of shares reserved for issuance under the Amended Plan is 3,602,328 shares, an increase of 1,300,000 shares. If the Company’s capital structure changes, because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar event, the number of shares that can be issued under the Amended Plan will be appropriately adjusted. The following types of awards may be issued under the Plan: (i) stock options (both incentive and non-qualified options); (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; (v) unrestricted stock; (vi) cash-based awards; (vii) performance shares; and (viii) dividend equivalent rights.

A detailed summary of the material features of the Amended Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 24, 2015. That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Changes to the Board of Directors and Committees

Effective as of the date of the Annual Meeting, Jean-Paul Castaigne, M.D. and Lars G. Ekman, M.D., Ph.D., who did not stand for reelection at the Annual Meeting, ceased to be members of the Company’s Board of Directors (the “Board”), and the size of the Board was reduced to seven (7) directors.  Eckard Weber, M.D. was appointed to the Audit Committee of the Board of and Nina Kjellson was appointed to the Compensation Committee of the Board, each replacing Dr. Castaigne.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 18, 2015. A total of 17,199,954 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1.    The individuals listed below were elected at the Annual Meeting to serve until the annual meeting of stockholders in 2016 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

	FOR	WITHHELD	BROKER NON- VOTES
Eckard Weber, M.D.	11,216,366	2,033,703	3,949,885
Linda S. Grais, M.D.	11,212,624	2,037,445	3,949,885
Steven P. James	11,212,399	2,037,670	3,949,885
Nina Kjellson	11,212,072	2,037,997	3,949,885
Michael Powell, Ph.D.	11,213,966	2,036,103	3,949,885
Anne VanLent	11,210,424	2,039,645	3,949,885
Wendell Wierenga, Ph.D.	11,210,732	2,039,337	3,949,885

Proposal 2.    The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
11,147,056	2,052,478	50,535	3,949,885

Proposal 3.    The Company’s stockholders approved the Amended Plan.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
11,133,099	2,097,996	18,974	3,949,885

Proposal 4.    The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

FOR	AGAINST	ABSTAIN
17,131,646	62,308	6,000

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan, together with forms of award agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2015	Ocera Therapeutics, Inc.

	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer and Treasurer